UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to § 240.14a-12

Triumph Group, Inc.

(Name of Registrant as Specified In Its Charter)

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Your Vote Counts! TRIUMPH GROUP, INC. 899 CASSATT ROAD, SUITE 210 BERWYN, PA 19312 TRIUMPH GROUP, INC. 2022 Annual Meeting Vote by July 14, 2022 11:59 PM ET You invested in TRIUMPH GROUP, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the annual stockholder meeting to be held on July 15, 2022. Vote Virtually at the Meeting* July 15, 2022 9:00 AM ET Vote Virtually at: www.virtualshareholdermeeting.com/TGI2022 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D86892-P76015 Get informed before you vote View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the materials by requesting prior to July 1, 2022. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D86893-P76015 1. Election of Directors Nominees: 1c. Daniel P. Garton 1a. Paul Bourgon 1d. Barbara W. Humpton 1b. Daniel J. Crowley 1e. Neal J. Keating 1f. William L. Mansfield 1g. Colleen C. Repplier 1h. Larry O. Spencer 2. To approve, by advisory vote, the compensation paid to our named executive officers for fiscal year 2022. 3. Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023. 4. To approve the adoption by the Company’s board of directors of a plan intended to help avoid the imposition of certain limitations on the Company’s ability to fully use certain tax attributes, including, without limitation, the Tax Benefits Preservation Plan, dated March 11, 2022, by and between the Company and Computershare Trust Company, N.A., as may be amended or extended in accordance with its terms. 5. To consider a stockholder proposal to adopt a policy and amend the Company’s governing documents so that two separate people hold the office of Chairman and Chief Executive Officer of the Company. NOTE: At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. For For For For For For For For For For For Against